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                                                                      Exhibit 9
                                                                    (Ex. 99.C2)


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use in this Registration Statement of our report dated January 29, 1998 relating to the Statement of Financial Condition of The PaineWebber Pathfinders Trust, Treasury and Growth Stock, Series 22 including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.



                                            ERNST & YOUNG, LLP

January 29, 1998
New York, New York